Exhibit 10.1

Execution Copy

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of July 18, 2008 (this “Escrow Agreement”), is by and among iCAD, Inc., a Delaware corporation (“iCAD”); 3TP LLC (“Seller”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Escrow Agent hereunder (“Escrow Agent”).

BACKGROUND

A.  iCAD and Seller have entered into an Asset Purchase Agreement (the “Underlying Agreement”), dated as of June 20, 2008, between iCAD and Seller, pursuant to which Seller has agreed to sell and iCAD has agreed to purchase substantially all of the assets of Seller. The Underlying Agreement provides that iCAD shall deposit the Escrow Shares (defined below) in a segregated escrow account to be held by Escrow Agent.

B.  Escrow Agent has agreed to accept, hold, and disburse the Escrow Shares deposited with it in accordance with the terms of this Escrow Agreement.

C.  In order to establish the escrow of the Escrow Shares and to effect the provisions of the Underlying Agreement, the parties hereto have entered into this Escrow Agreement.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.    Definitions. The following terms shall have the designated meanings when used herein:

(a)  “Business Day” shall mean any day on which banks are not required, or are authorized, to close in the City of New York, New York.

(b)  “Claim” shall mean a claim for indemnification by iCAD pursuant to the Underlying Agreement.

(c)  “Claim Amount” shall mean the amount designated by iCAD to be the amount (to the extent then known) of any Claim for which a Claim Notice has been delivered.

(d)  “Claim Notice” shall mean a written notification signed by iCAD and delivered which shall specify the representation or agreement in the Underlying Agreement with respect to which a Claim is being made, the facts giving rise to and the alleged basis for such Claim, the Claim Amount of such Claim, the date of such Claim Notice, and the aggregate Claim Amounts of all Claims as to which Claim Notices have been delivered, and shall attach copies of all material written evidence of such Claim. Each Claim Notice also shall include a certification by iCAD that the Claim is being made pursuant to the Underlying Agreement and this Escrow Agreement.

(e)  “Claim Response” shall mean a written notification, signed by Seller, which shall set forth whether or not Seller disputes any matter with respect to a Claim Notice or the Claim described therein.

(f)  “Escrow Shares” shall mean the 271,740 shares of common stock, par value $0.01 per share, of iCAD deposited with Escrow Agent pursuant to Section 3 of this Agreement.

(g)  “Joint Written Direction” shall mean a written direction executed by iCAD and Seller and directing Escrow Agent to disburse all or a portion of the Escrow Shares or to take or refrain from taking an action pursuant to this Escrow Agreement.

2.    Appointment of and Acceptance by Escrow Agent. iCAD and Seller hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt of the Escrow Shares in accordance with Section 3 below, agrees to hold and disburse the Escrow Shares in accordance with this Escrow Agreement.

3.    Commencement of Duties. iCAD, on the date hereof, simultaneously with the execution and delivery of this Escrow Agreement, shall deliver to the Escrow Agent the Escrow Shares.

4.    Disbursements of Escrow Shares. The Escrow Shares shall be distributed by the Escrow Agent in accordance with the following:

(a)  On or promptly after the six month anniversary of the date hereof, Escrow Agent shall disburse to iCAD 181,160 Escrow Shares less (A) any Escrow Shares previously distributed to iCAD pursuant to Section 5 of this Agreement and (B) such number of Escrow Shares with a value (as calculated in accordance with Section 4(c)) equal to an amount sufficient to satisfy in full all Claim Amounts, if any, that have not been resolved at such time and any amount due under Section 5 hereof which has been determined but not yet distributed, if any.

(b)  On or promptly after the one year anniversary of the date hereof, Escrow Agent shall: (A) retain such number of Escrow Shares with a value (as calculated in accordance with Section 4(c)) sufficient to satisfy in full all Claim Amounts, if any, that have not been resolved at such time and any amount due under Section 5 hereof which has been determined but not yet distributed; and (B) distribute, as promptly as practicable, the balance of the Escrow Shares to Seller.

(c)  The calculation for determining the number of Escrow Shares which shall be distributed at any time under this Agreement shall be the quotient of (A) the dollar amount of the amount to be indemnified or otherwise in question divided by (B) $2.76.

5.    Indemnification Claims.

(a)  During the term of this Agreement, iCAD shall deliver each Claim Notice to Seller and Escrow Agent, such delivery to be in accordance with the notice provisions of this Escrow Agreement.

(b)  Upon receipt of any Claim Notice, Escrow Agent shall promptly make entries or notations in the Escrow Account records relating to the Escrow Shares, indicating that Escrow Shares with a value (as calculated in accordance with Section 4(c)) in the amount of the Claim Amount are reserved to satisfy such Claim, and identifying the date and number of such Claim Notice.

(c)  Within twenty (20) days of receipt by Seller of any Claim Notice, Seller shall deliver a Claim Response to iCAD and Escrow Agent, such delivery to be in accordance with the notice provisions of this Escrow Agreement. If, in connection with a Claim Notice, Seller fails to deliver a Claim Response by the end of the twentieth (20th) day following receipt by Seller of a Claim Notice, Escrow Agent shall distribute to iCAD out of the Escrow Account Escrow Shares with a value (as calculated in accordance with Section 4(c)) equal to the lesser of the Claim Amount or the number of Escrow Shares remaining in the Escrow Account. Any such distribution shall be made on or before the third (3rd) Business Day following the expiration of such twenty (20) day period. Escrow Agent shall continue to hold any Escrow Shares remaining in the Escrow Account following the distribution of any Escrow Shares pursuant to any Claim Notice in accordance with the terms of this Escrow Agreement.

(d)  If Seller delivers a timely Claim Response with respect to all or any portion of a Claim Notice, Escrow Agent shall not disburse, and shall continue to hold in the Escrow Account, the Escrow Shares with a value (as calculated in accordance with Section 4(c)) equal to the Claim Amount or the disputed portion thereof, as the case may be, pending receipt of either (i) a Joint Written Direction or (ii) a notice from either iCAD or Seller stating that such Claim Notice has been submitted to a court of competent jurisdiction for judgment and that a judgment with respect to such matters has been rendered (a “Judgment Notice”) which is accompanied by a copy of a final order of such court, pursuant to which such court has determined whether and to what extent iCAD is entitled to the amount requested in the Claim Notice. Upon receipt of a Joint Written Direction or a Judgment Notice, as applicable, Escrow Agent shall thereafter act in accordance with Section 5(e), or Section 5(f) below, as applicable.

(e)  Upon receipt by Escrow Agent of a Joint Written Direction, if such Joint Written Direction indicates that iCAD is entitled to a distribution of Escrow Shares in respect of all or any portion of the Claim Notice, then Escrow Agent shall release from the Escrow Account and distribute to iCAD the number of Escrow Shares with a value (as calculated in accordance with Section 4(c)) equal to the amount indicated in such Joint Written Direction (up to a maximum of the number of the Escrow Shares then remaining in the Escrow Account). Such distribution shall be made on or before the third (3rd) Business Day following the date on which such Joint Written Direction is received by Escrow Agent. If such Joint Written Direction indicates that iCAD is not entitled to all or any portion of the amount claimed in such Claim Notice (a “Discharge Notice”), then the Escrow Agent shall (i) distribute to iCAD that number of Escrow Shares, if any, with a value (as calculated in accordance with Section 4(c)) equal to the amount claimed in such Claim Notice that Escrow Agent is instructed to distribute to iCAD pursuant to such Joint Written Direction (as set forth in the foregoing sentence) and (ii) continue to hold Escrow Shares with a value (as calculated in accordance with Section 4(c)) equal to which iCAD was determined not to be entitled in accordance with the terms of the Joint Written Direction until such Escrow Shares are to be disbursed in accordance with the terms of this Escrow Agreement.

(f)  If Escrow Agent has received a Judgment Notice with respect to any Claim Notice, then Escrow Agent shall release from the Escrow Account and distribute to iCAD Escrow Shares with a value (as calculated in accordance with Section 4(c)) equal to the amount due iCAD, as explicitly set forth in such Judgment Notice (up to a maximum of the Escrow Shares then remaining in the Escrow Account). Such distribution will be made on or before the third (3rd) Business Day following the date on which Escrow Agent receives such Judgment Notice. If such Judgment Notice indicates that iCAD is not entitled to all or any portion of the Escrow Shares with a value (as calculated in accordance with Section 4(c)) equal to the amount claimed in the Claim Notice, then Escrow Agent shall continue to hold the Escrow Shares with a value (as calculated in accordance with Section 4(c)) equal the amount to which iCAD was determined not to be entitled in accordance with the Judgment Notice until such Escrow Shares are to be disbursed in accordance with the terms of this Escrow Agreement.

6.    Suspension of Performance; Disbursement Into Court. If, at any time, (i) there shall exist any dispute between iCAD and Seller with respect to the holding or disposition of all or any portion of the Escrow Shares or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole but reasonable satisfaction, the proper disposition of all or any portion of the Escrow Shares or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) iCAD and Seller have not within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a)  suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole but reasonable satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

(b)  petition (by means of an interpleader action or any other appropriate method), at the joint and several expense of iCAD and Seller, any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Shares, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees and expenses) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

The Escrow Agent shall have no liability to Seller, iCAD, its shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Shares or any delay in or with respect to any other action required or requested of Escrow Agent.

7.    Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving thirty (30) days prior written notice to iCAD and Seller specifying a date when such resignation shall take effect. Upon any such notice of resignation, iCAD and Seller jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Shares and shall deliver all Escrow Shares to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees and expenses) payable to or incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

8.    Liability of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties or obligations shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the cause of any loss to iCAD or Seller. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Shares in accordance with the terms of this Escrow Agreement. Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may conclusively rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall reasonably believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Shares, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. iCAD and Seller, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. Escrow Agent shall have no liability or responsibility to question or determine the accuracy or reasonableness of any Claim Amount.

The Escrow Agent is authorized, in its sole but reasonable discretion, to comply with orders issued or process entered by any court with respect to the Escrow Shares, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Shares is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to conclusively rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9.    Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, iCAD and Seller, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, or indirect, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding by any person, including without limitation iCAD or Seller, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall have the right to select and employ counsel with respect to any action or claim brought or asserted against it, and the reasonable fees and expenses of such counsel shall be paid upon demand by each of iCAD and Seller, jointly and severally. The obligations of iCAD and Seller under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

The parties agree that neither the payment by iCAD or Seller of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any Escrow Shares to Escrow Agent from the in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between iCAD and Seller, the respective rights and obligations of iCAD, on the one hand, and Seller, on the other hand, under the Underlying Agreement.

10.    Fees and Expenses of Escrow Agent. iCAD and Seller shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys’ fees and expenses, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Schedule A are hereby incorporated by this reference, and form a part of this Escrow Agreement. The compensation and reimbursement obligations set forth in this Section 10 shall be payable by iCAD and Seller, jointly and severally upon demand by Escrow Agent. The obligations of iCAD and Seller under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent. Escrow Agent is authorized to, and may, disburse to itself from the Escrow Shares, from time to time, Escrow Shares equal to the value (as calculated in accordance with Section 4(c)) of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof). Escrow Agent shall notify iCAD and Seller of any disbursement from the Escrow Shares to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to iCAD and Seller copies of all related invoices and other statements. Seller and iCAD hereby grant to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Shares to secure all obligations with respect to the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Shares. If for any reason the value (as calculated in accordance with Section 4(c)) of the Escrow Shares are insufficient to cover such compensation and reimbursement, iCAD and Seller shall promptly pay, on a joint and several basis, such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

11.    Representations and Warranties. Each of iCAD and Seller respectively makes the following representations and warranties to Escrow Agent:

(a)  As applicable, it is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(b)  This Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

(c)  As applicable, the execution, delivery, and performance of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, certificate of formation, articles of organization, bylaws, limited liability company agreement, management agreement or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Underlying Agreement, to which it is a party or any of its property is subject.

(d)  No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Shares or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Shares or any part thereof.

(e)  All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrow Shares.

12.    Identifying Information. iCAD and Seller acknowledge that a portion of the identifying information set forth on Schedule A is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”). To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent may ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. iCAD and Seller agree to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. iCAD and Seller each represent that all identifying information set forth on Schedule A, including without limitation its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Shares.

13.    Consent to Jurisdiction and Venue; Waiver of Jury Trial. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the Southern District of New York shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the any state court within New York County, City of New York, New York shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts. THE PARTIES HERETO HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS ESCROW AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

14.    Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing (including facsimile) and shall be deemed to have been given when actually received if delivered personally, sent by registered mail, return receipt requested, postage prepaid to, or if sent by facsimile to, the address or facsimile number set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice.

15.    Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by iCAD and Seller and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

16.    Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

17.    Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

18.    Entire Agreement. This Escrow Agreement and the Underlying Agreement constitute the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Shares and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Shares.

19.    Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of iCAD, Seller and Escrow Agent.

20.    Execution in Counterparts. This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

21.    Termination. Upon the disbursement of all Escrow Shares pursuant to Joint Written Direction or the disbursement of all the Escrow Shares into court pursuant to Section 5 or Section 7 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Shares.

22.    Dealings. The Escrow Agent and any stockholder, director, member, manager, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of iCAD or Seller and become pecuniarily interested in any transaction in which iCAD or Seller may be interested, and contract and lend money to iCAD or Seller and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for iCAD or Seller or for any other entity.

23.    Certain Tax Matters. Each of iCAD and Seller agree to provide the Escrow Agent with such information as the Escrow Agent may reasonably request in order for it to comply with any information reporting and withholding obligations imposed by applicable laws or regulations, if any. Except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended), the parties hereto will treat iCAD as owning the Escrow Shares for U.S. federal income tax purposes.

24.    Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, such as (but not limited to) acts of God, riots, wars, strikes, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

iCAD, INC.

By:	/s/ Kenneth Ferry
Title:	CEO

3TP LLC

By:	/s/ Raymond E. Joslin
Title:	Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION,
as Escrow Agent

By:	/s/ Thomas Tabor
Title:	Vice President

SCHEDULE A

1.	Escrow Shares.

Escrow Shares:   271,740

2.	Escrow Agent Fees.

Acceptance Fee:	$
Annual Escrow Fee:		$5,000
Out-of-Pocket Expenses:	$
Transactional Costs:	$
Other Fees/Attorney, etc.:	$
TOTAL	$

The Acceptance Fee and the Annual Escrow Fee are payable upon execution of the escrow documents. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees and expenses, remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when the Escrow Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees and expenses, will be billed as extraordinary expenses.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

3.	Taxpayer Identification Numbers.

iCAD:  02-0377419

Seller:  03-0413446

4.	[Reserved.]

5.	[Reserved.]

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6.	Notice Addresses.

If to iCAD at:

iCAD, Inc.
98 Spit Brook Road, Suite 100
Nashua, New Hampshire 03062
Attention: Kenneth Ferry, President and Chief Executive Officer
Facsimile: (603) 880-3843

With a required copy to:

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attention: Robert J. Mittman, Esq.
Facsimile: (212) 885-5001
If to Seller at:

3TP LLC
5 Cowdray Park Drive
Greenwich, Connecticut 06831
Facsimile: (212) 779-9928

With a required copy to:

Eaton & Van Winkle LLP
3 Park Avenue
New York, New York 10016
Attention: Vincent J. McGill, Esq.

If to the Escrow
Agent at:	U.S. Bank National Association, as Escrow Agent
100 Wall Street, 16th floor
New York, NY 10005
ATTENTION: Corporate Trust Services
Facsimile: 212-809-5459

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